Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Proginet Corporation
Garden City, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated September 28, 2009, relating to the financial statements, of Proginet Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2009.

/s/ BDO Seidman, LLP
Melville, New York
October 23, 2009

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